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                                    FORM 8-K




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report: July 12, 2004 Commission File Number 0-4539


                             TRANS-INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)



                   Delaware                                   13-2598139
          (State or other jurisdiction of                 (I.R.S. Employer
          incorporation or organization)                 Identification Number)

    2637 S. Adams Road, Rochester Hills, MI                        48309
      (Address of principal executive offices)                  (Zip Code)


                                 (248) 852-1990
              (Registrant's telephone number, including area code)



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Item 4. Changes in Registrants Certifying Accountant

(a)          New Principle Independent Accountants and Auditors

        On July 12, 2004, the Audit Committee of the Board of Directors of Trans-Industries, Inc. and subsidiaries (the "Company") engaged the public accounting firm Plante & Moran PLLC as the Company's principal independent auditors.

        In the Company's two most recent fiscal years and any subsequent interim period prior to the engagement of Plante & Moran PLLC neither the Company nor anyone acting on the Company's behalf has consulted Plante & Moran PLLC regarding either:

(i) The application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; and neither a written report was provided to the Company nor oral advice was provided that Plante & Moran PLLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) Any matter that was either the subject of a "disagreement," as that term is defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event," as that term is defined in Item 304 (a) (1) (v) of Regulation S-K.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

C.       Exhibits

         No.      Description

         99.1 Press Release Issued by the Company announcing the engagement of Plante & Moran PLLC.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Trans-Industries, Inc.
                                                    (Registrant)

July 16, 2004                                       /s/ Kai Kosanke
                                                    ---------------------------
                                                        Kai Kosanke
                                                        Chief Financial Officer


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                                  EXHIBIT INDEX



Exhibit
Number                     Description

99.1                       Press release dated July 15, 2004.